Exhibit 21

List of Subsidiaries of Booz Allen Hamilton Holding Corporation

Name
Booz Allen Commercial Cyber (SG), Pte. Ltd.	Singapore
Booz Allen Commercial Cyber (UK), Ltd.	United Kingdom
Booz Allen Commercial Cyber Holdings, LLC	Delaware
Booz Allen Commercial Cyber, LLC	Delaware
Booz Allen Cyber Solutions, LLC	Delaware
Booz Allen Hamilton (Dubai) Limited	Dubai, UAE
Booz Allen Hamilton (Ireland) Limited	Ireland
Booz Allen Hamilton Consulting Pte. Ltd.	Singapore
Booz Allen Hamilton Egypt, LLC	Egypt
Booz Allen Hamilton Engineering Holding Co., LLC	Delaware
Booz Allen Hamilton Engineering Services, LLC	Lebanon
Booz Allen Hamilton Inc.	Delaware
Booz Allen Hamilton Intellectual Property Holdings, LLC	Delaware
Booz Allen Hamilton International (U.K.) Ltd.	United Kingdom
Booz Allen Hamilton International Pte. Ltd.	Singapore
Booz Allen Hamilton International, Inc.	Delaware
Booz Allen Hamilton Investor Corporation	Delaware
Booz Allen Hamilton Lebanon S.a.r.l.	Lebanon
Booz Allen Hamilton Netherlands B.V.	Netherlands
Booz Allen Hamilton Philippines Inc.	Philippines
Booz Allen Hamilton Saudi	Saudi Arabia
Booz Allen Hamilton Singapore Holding Company Pte. Ltd.	Singapore
Booz Allen Hamilton Singapore LLP	Singapore
Booz Allen Hamilton Tanzania Limited	Tanzania
Booz Allen Ventures, LLC	Delaware
PT Booz Allen Hamilton Indonesia	Indonesia
Analysis, Computing & Engineering Solutions, Inc.	Maryland

Exhibit 21

Aquilent, Inc.	Delaware
BrainTrust Holdings, LLC	Maryland
Cloud Solutions Group, Inc.	Delaware
DataPoint Services, LLC	Delaware
eGov Holdings, Inc.	Delaware
Epic Acquisition Software, Inc.	Delaware
Epidemico, Inc.	Delaware
EverWatch Corp.	Delaware
HELworks, LLC	Delaware
Ian, Evan & Alexander Corporation	Colorado
Liberty IT Solutions, LLC	Delaware
Morphick, Inc.	Delaware
Northwood Global Solutions, LLC	Virginia
RAI Government Services LLC	Virginia
SDI Technology Corporation	Virginia
Threatology, Inc.	Delaware
ThunderYard Liberty JV LLC	Delaware
ThunderYard Solutions LLC	Delaware
Tracepoint Holdings, LLC	Delaware
Tracepoint LLC	Delaware
Warrior Technology LLC	Delaware